Exhibit 99.1

INVESTOR CONTACT:

Judy Davies, VP, Investor Relations and Marketing Communications

+1 408-864-7549

judy.davies@verigy.com

Verigy Reports Financial Results for its Fourth Quarter

and Fiscal Year 2009

CUPERTINO, Calif., Nov. 19, 2009 – Verigy Ltd. (NASDAQ: VRGY), a premier semiconductor test company, today reported financial results for its fourth quarter and fiscal year ended Oct. 31, 2009.

Total revenue for the fourth quarter was $97 million, a sequential increase of 11 percent from $87 million in the previous quarter. For fiscal year 2009, total revenue was $323 million, a year-over-year decrease of 53 percent from $691 million in 2008.

Net loss for the fourth quarter was $12 million, or ($0.20) per share, compared to a net loss of $21 million, or ($0.36) per share, in the prior quarter, and a net loss of $36 million, or ($0.60) per share, in last year’s comparable quarter.

The results for the fourth quarter included approximately $3 million of charges related to the company’s restructuring and manufacturing transition actions and $1.6 million of impairment charges on its investments. After excluding the impact of these charges, Verigy reported a non-GAAP net loss of $7 million, or ($0.12) per share, for its fourth quarter of fiscal 2009.

For fiscal year 2009, net loss was $127 million, or ($2.17) per share, compared to last year’s net income of $28 million, or $0.47 per share. On a non-GAAP basis, the company reported full year net loss of $87 million, or ($1.49) per share, compared to last year’s non-GAAP net income of $71 million, or $1.18 per share. A reconciliation of the company’s GAAP to non-GAAP results is included in the tables accompanying this press release.

Orders for the fourth quarter were $109 million, a sequential increase of approximately 17 percent and represented a book-to-bill ratio of 1.12. For fiscal year 2009, orders totaled $323 million, a decrease of approximately 48 percent from last year, and represented a book-to-bill ratio of 1.00 for the year.

“We ended the fiscal year with a clearly improving business environment,” said Keith Barnes, Verigy’s chairman, chief executive officer and president. “We are feeling increasingly optimistic about both the SOC and memory markets and we expect to see significant revenue growth in 2010. After a very challenging 2009 we believe that our investments in new and innovative products will enable continued share gain.”

“While we are coming off a low base, we are encouraged by the improved demand that we are seeing from customers with revenue increasing for the third consecutive quarter,” said Bob Nikl, Verigy’s chief financial officer. “As we enter the new fiscal year, we can expect improvements in our operating leverage as a result of the significant benefits from our restructuring programs.”

Outlook for Q1 2010

For the first quarter ending Jan. 31, 2010, the company is providing the following guidance:

•	Revenue is expected to be in the range of $105 million to $115 million.

•	Loss per share on a GAAP basis is expected to be in the range of ($0.13) to ($0.06).

•	After excluding restructuring and manufacturing transition-related charges, loss per share on a non-GAAP basis is expected to be in the range of ($0.09) to ($0.02).

•	Share based compensation expense is expected to be between $5 million to $5.2 million.

•	Weighted average shares outstanding is expected to be approximately 59.4 million.

Conference Call and Webcast

Verigy’s management will present details of its fourth quarter and fiscal year 2009 financial results on a conference call with investors today beginning at 1:30 p.m. (Pacific). This event will be webcast live in listen-only mode. Listeners may log on at http://investor.verigy.com and select “Q4 and Fiscal Year 2009 Verigy Earnings Conference Call” in the “Webcasts & Presentations” section. The webcast will remain available on the company’s web site for fourteen days.

A telephone replay of the conference call will be available from 4:30 p.m. (Pacific) today through December 3, 2009. The replay number is +1 888-286-8010 toll-free, or international callers may dial +1 617-801-6888; enter pass code 26622810.

About Verigy

Verigy provides advanced semiconductor test systems and solutions used by leading companies worldwide in design validation, characterization, and high-volume manufacturing test. Verigy offers scalable platforms for a wide range of system-on-chip (SOC)

test solutions, and memory test solutions for Flash, DRAM including high-speed memories, as well as multi-chip packages (MCP). Verigy also provides advanced analysis tools that accelerate design debug and yield ramp processes. Additional information about Verigy can be found at www.verigy.com.

Forward-Looking Statements

This earnings release contains forward-looking statements, including statements about expenses and our expected revenue and loss per share. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The risks and uncertainties include, but are not limited to, uncertainty surrounding the timing and strength of the global economic recovery and the impact on our industry, the strength of our customers’ businesses and unforeseen changes in the demand for current and new products and technologies. Additional factors that may cause results to differ materially from those in the forward-looking statements are discussed in our most recent periodic reports filed with the SEC. In those filings you will find descriptions of risk factors that could affect our future results. These forward-looking statements are only valid as of this date, and Verigy undertakes no duty to update any forward-looking statements.

Information About Non-GAAP Measures

Verigy is supplementing its financial results presented on a GAAP basis by providing non-GAAP measures to evaluate the operating performance of the company. Non-GAAP net loss for the quarter ended October 31, 2009, excludes the effects of charges for the company’s previously announced restructuring actions and manufacturing transition, and impairment charges on its investments. Non-GAAP net loss for the year ended October 31, 2009, also excludes additional items, as set forth in the attached tables. Since management finds the non-GAAP information to be useful, the company believes that its investors may also benefit from seeing the company’s results “through the eyes” of management in addition to seeing its GAAP results. This information also facilitates management’s internal comparisons to historical operating results as well as to the operating results of its competitors. A reconciliation between the company’s GAAP and non-GAAP results is provided in the attached tables. Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures.

# # #

VERIGY LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except share and per share amounts)

(Unaudited)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2009	2008	2009	2008
Net revenue:
Products	$68	$108	$201	$531
Services	29	42	122	160

Total net revenue	97	150	323	691

Cost of sales:
Cost of products (*)	35	68	133	270
Cost of services (*)	20	28	82	114

Total cost of sales	55	96	215	384

Operating expenses:
Research and development (*)	22	25	92	103
Selling, general and administrative (*)	29	38	117	154
Restructuring charges	1	1	8	2

Total operating expenses	52	64	217	259

(Loss) income from operations	(10)	(10)	(109)	48
Interest income and other	—	6	4	23
Impairment of Investments	(2)	(29)	(18)	(31)

(Loss) income before income taxes	(12)	(33)	(123)	40
Provision for income taxes	—	3	4	12

Net (loss) income	$(12)	$(36)	$(127)	$28

Net (loss) income per share- basic:	$(0.20)	$(0.60)	$(2.17)	$0.48

Net (loss) income per share- diluted:	$(0.20)	$(0.60)	$(2.17)	$0.47

Weighted average shares (presented in thousands) used in computing net (loss) income per share:
Basic	58,823	58,416	58,437	59,574
Diluted	58,823	58,416	58,437	60,360

* Share-based compensation expense by function:
Cost of products	$0.6	$0.6	$2.2	$2.2
Cost of services	$0.3	$0.2	$1.2	$0.9
Research and development	$0.5	$0.5	$2.1	$2.0
Selling, general and administrative	$3.5	$3.1	$13.5	$11.7

VERIGY LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except share amounts)

(Unaudited)

	October 31, 2009	July 31, 2009	October 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$197	$281	$144
Short-term marketable securities	167	104	196
Trade accounts receivable, net	54	35	74
Inventory	55	64	78
Other current assets	40	43	46

Total current assets	513	527	538

Property, plant and equipment, net	41	40	42
Long-term marketable securities	75	57	71
Goodwill and other intangibles, net	20	20	18
Other long-term assets	62	61	65

Total assets	$711	$705	$734

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$40	$36	$65
Employee compensation and benefits	32	28	41
Deferred revenue, current	26	26	53
Income taxes and other taxes payable	3	3	3
Other current liabilities	22	17	34

Total current liabilities	123	110	196

Long-term liabilities:
Convertible senior notes	138	138	—
Income taxes payable	15	14	13
Other long-term liabilities	33	41	36

Total liabilities	309	303	245

Shareholders’ equity
Ordinary shares, no par value, 58,841,248, 58,727,123 and 57,822,242 issued and outstanding at October 31, 2009, July 31, 2009 and October 31, 2008, respectively
Additional paid in capital	429	424	406
(Accumulated deficit) retained earnings	(23)	(11)	105
Accumulated other comprehensive loss	(4)	(11)	(22)

Total shareholders’ equity	402	402	489

Total liabilities and shareholders’ equity	$711	$705	$734

VERIGY LTD.

RECONCILIATION OF GAAP NET (LOSS) INCOME TO NON-GAAP NET (LOSS) INCOME

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	October 31, 2009	EPS	October 31, 2009	EPS
GAAP net loss	$(12)	$(0.20)	$(127)	$(2.17)
Non-GAAP adjustments:
Restructuring charges in cost of sales	0.9	0.01	5.5	0.09
Restructuring charges in operating expenses	0.8	0.01	8.2	0.14
Impairment of auction rate securities	1.6	0.03	10.8	0.19
Impairment of cost method investment	—	0	6.2	0.11
Non-Recurring operating expenses	(0.3)	0	2.4	0.04
Acquisition related charges in cost of sales	0.1	0	0.3	0.01
Acquisition related charges in operating expenses	0.0	0	4.1	0.07
Transition related charges in cost of sales	1.7	0.03	2.3	0.04
Transition related charges in operating expenses	0.1	0	0.2	—
Tax impact for transfer of intellectual property	—	0	1.2	0.02
Tax impact related to acquisition	—	0	(1.5)	(0.03)

Non-GAAP net loss	$(7)	$(0.12)	$(87)	$(1.49)

	Three Months Ended		Twelve Months Ended
	October 31, 2008	EPS	October 31, 2008	EPS
GAAP net (loss) income	$(36)	$(0.60)	$28	$0.47
Non-GAAP adjustments:
Incremental excess and obsolescence inventory charges in cost of sales *	14.7	0.25	14.7	0.25
Impairment of auction rate securities and money market investments	18.1	0.31	18.1	0.30
Impairment of cost method investments in other (expense) income, net	11.1	0.19	11.1	0.18
Related tax impacted	(0.6)	(0.01)	(0.6)	(0.01)
Restructuring charges in cost of sales	—	—	0.2	—
Restructuring charges in operating expenses	—		1.1	0.02
Separation related costs in cost of sales	—	—	0.1	—
Acquisition related charges in cost of sales	—	—	0.6	0.01
Acquisition related charges in operating expenses	—	—	—	—
FX gain relating to remeasurement of taxes	—	—	(2.4)	(0.04)
Non-recurring operating expenses	—	—	(0.1)	—

Non-GAAP net income	$8	$0.14	$71	$1.18

*	Total excess and obsolete inventory write-downs included in cost of sales for the three and twelve months ended October 31, 2008 were $19 million and $27 million, respectively, of which $4 million and $12 million were considered to be consistent with our historical run rate and thus have not been included in the non-GAAP adjustment. The balance of $14.7 million represents incremental inventory write-downs recorded in the fourth quarter that resulted from the extraordinary drop in memory tester demand in general as well as the impact of the introduction of our new V6000 series product on our inventory of earlier generation products.